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                                                                                                                        Exhibit M
Metris Receivables, Inc.                                                 Metris Master Trust                       Monthly Report
Securityholders' Statement                                                  Series 1999-1                                Sep-2001
Section 5.2                                                                   Class A            Class B                Total
(i) Security Amount ..................................................      500,000,000.00     49,450,550.00        549,450,550.00
(ii) Security Principal Distributed ..................................                0.00                --                  0.00
(iii) Security Interest Distributed ..................................        1,514,444.44                --          1,514,444.44
(iv) Principal Collections ...........................................       20,358,482.06      2,013,476.27         22,371,958.33
(v) Finance Charge Collections .......................................        9,854,400.72        974,611.07         10,829,011.79
       Recoveries ....................................................        1,194,357.22        118,123.24          1,312,480.46
       Principal Funding Account Investment Earnings .................                0.00              0.00                  0.00
       Accumulation Period Reserve Account Investment Earnings .......                0.00              0.00                  0.00
         Total Finance Charge Collections ............................       11,048,757.94      1,092,734.31         12,141,492.25
Total Collections ....................................................       31,407,240.00      3,106,210.58         34,513,450.58
            (vi) Aggregate Amount of Principal Receivables ...........                  --                --      7,903,112,026.01
       Invested Amount (End of Month) ................................      500,000,000.00     49,450,550.00        549,450,550.00
       Floating Allocation Percentage ................................           6.3266217%        0.6257098%            6.9523315%
       Fixed/Floating Allocation Percentage ..........................           6.3266217%        0.6257098%            6.9523315%
       Invested Amount (Beginning of Month) ..........................      500,000,000.00     49,450,550.00        549,450,550.00
       Average Daily Invested Amount .................................                  --                --        549,450,550.00
(vii) Receivable Delinquencies (As a % of Total Receivables)
       Current .......................................................                  --             85.45%     7,144,066,176.56
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) ....                  --              5.67%       473,921,413.84
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ...                  --              2.60%       217,338,012.06
       90 Days and Over (60+ Days Contractually Delinquent) ..........                  --              6.28%       525,010,275.95
Total Receivables ....................................................                  --            100.00%     8,360,335,878.41
               (viii) Aggregate Investor Default Amount ..............                  --                --          6,235,671.31
         As a % of Average Daily Invested Amount
             (Annualized based on 365 days/year) .....................                  --                --                 13.81%
(ix) Charge-Offs .....................................................                0.00              0.00                  0.00
(x) Servicing Fee ....................................................                  --                --            903,206.38
(xi) Unreimbursed Redirected Principal Collections ...................                  --                --                  0.00
(xii) Excess Funding Account Balance .................................                  --                --                  0.00
(xiii) New Accounts Added ............................................                  --                --                     6
(xiv) Average Gross Portfolio Yield ..................................                  --                --                 26.89%
         Average Net Portfolio Yield .................................                  --                --                 13.08%
(xv) Minimum Base Rate ...............................................                  --                --                  5.41%
        Excess Spread ................................................                  --                --                  7.67%
(xvi) Principal Funding Account Balance ..............................                  --                --                  0.00
(xvii) Accumulation Shortfall ........................................                  --                --                  0.00
(xviii) Scheduled date for the commencement of the Accumulation Period                  --                --             June 2003
        Accumulation Period Length ...................................                  --                --                   N/A
(xix) Principal Funding Account Investment Proceeds Deposit ..........                  --                --                  0.00
        Required Reserve Account Amount ..............................                  --                --                  0.00
        Available Reserve Account Amount .............................                  --                --                  0.00
        Covered Amount ...............................................                  --                --                  0.00
(xx) Aggregrate Interest Rate Caps Notional Amount ...................                  --                --        500,000,000.00
        Deposit to the Caps Proceeds Account .........................                  --                --                  0.00
(xxi) Policy Claim Amount ............................................                  --                --                  0.00
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